Exhibit 1.2

                                                                  EXECUTION COPY

                    The Interpublic Group of Companies, Inc.

    6,500,000 Shares of 5 3/8% Series A Mandatory Convertible Preferred Stock

                             Underwriting Agreement

                                                              New York, New York
                                                               December 16, 2003

UBS Securities LLC
Citigroup Global Markets Inc.
J. P. Morgan Securities Inc.
As Representatives of the Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

         The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, an aggregate of 6,500,000 shares (the "Firm Securities") of 5 3/8% Series A Mandatory Convertible Preferred Stock, no par value, with a liquidation preference of $50.00 per share (the "Preferred Stock") of the Company. The Company also proposes to grant to the Underwriters an option to purchase up to 975,000 shares of Preferred Stock to cover over-allotments, if any (the "Option Securities" and, together with the Firm Securities, the "Securities"). The terms of the Preferred Stock are set forth in a certificate of designations (the "Certificate of Designations") duly approved and adopted by a resolution of the Pricing Committee designated by the Board of Directors on December 16, 2003. To the extent there are no additional parties listed on
Schedule I other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 16 hereof.

         The Company has prepared and filed with the Commission a registration statement on Form S-3 (File No. 333-109384), including a base prospectus, for the registration of certain securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act"), and the offering thereof from time to time in accordance with Rule 415 of the Act (as amended and including the exhibits and schedules thereto and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 at the time such registration statement was first declared effective by the Commission, the "Registration Statement"). From and after the date and time a registration statement is filed by the Company pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), if one is so filed, in connection with the offering of the Securities, the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The Registration Statement (and each post-effective amendments thereto that may be required prior to Execution Time) has been declared effective by the Commission.

         In connection with the sale of the Securities, the Company has prepared, and filed with the Commission pursuant to Rule 424(b) under the Act, a preliminary prospectus supplement for use by the Underwriters prior to the Execution Time, which omitted information to be included upon pricing of the Securities (such preliminary prospectus supplement, together with the base prospectus included in the Registration Statement and including all documents incorporated by reference therein pursuant to Item 12 of Form S-3 prior to the execution of this Agreement, the "Preliminary Prospectus"). The Company agrees to prepare and promptly file with the Commission a final prospectus supplement that includes pricing information for the Securities (such final prospectus supplement, together with the base prospectus included in the Registration Statement and including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, the "Prospectus").

         All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the Prospectus or the Preliminary Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (and all other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be.

          1. Representations and Warranties. The Company represents and warrants to each Underwriter as set forth below in this Section 1.

          (a) The Registration Statement has been declared effective under the Act; to the best knowledge of the Company, no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission; the Registration Statement complied when it became effective and complies in all material respects with the requirements of the Act; the Company meets the requirements for use of Form S-3 under the Act and the conditions for the use of Form S-3 have been satisfied; the Registration Statement did not when it became effective, as of the date hereof and as of the Closing Date (as defined in Section 3), does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement, a Preliminary Prospectus and the Prospectus.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either the Preliminary Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) each Preliminary Prospectus does not contain, and the Prospectus, in the form used by the Underwriters to confirm sales, does not and, on the Closing Date and on the Settlement Date (as defined in Section 2), will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and, as applicable, the Settlement Date, will not) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus and the Prospectus complied, at the time of filing thereof, complies and will comply, at the Closing Date and, as applicable, the Settlement Date, in all material respects with the requirements of the Act. All statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock, membership interests or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that the failure to be so authorized, issued and fully paid and non-assessable and so owned would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The Securities have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights and similar rights and will conform to the description thereof contained in the Prospectus; the certificates for the Securities are in due and proper form and the holders of the Securities and the Common Stock into which the Securities are convertible will not be subject to personal liability by reason of being such holders; the Certificate of Designations has been duly approved and adopted by a resolution of the Board of Directors, which resolution remains in full force and effect.

          (g) The Company's authorized and outstanding capitalization is as set forth in the Registration Statement and the Prospectus, and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and, when issued upon conversion and in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (h) Except as set forth in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the consummation of the transactions or actions contemplated by the Registration Statement and the Prospectus will not contravene (i) any provision of applicable law, (ii) the Restated Certificate of Incorporation (as amended by the Certificate of Designations to be filed on December 17, 2003) or By-Laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole (including, without limitation, the Credit Agreements, as amended as of the Closing Date), or
     (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except, in the case of clauses (i) and (iii) above, for such contraventions that would not have a material adverse effect on the Company and its subsidiaries taken as a whole), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, and the consummation of the transactions or actions contemplated by the Registration Statement and the Prospectus, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities or which has already been obtained, taken or made.

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto filed subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, each Preliminary Prospectus or the Prospectus and that are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, each Preliminary Prospectus or the Prospectus or to be incorporated by reference as exhibits to either the Registration Statement or the Prospectus that are not described or incorporated as required; the statements included or incorporated by reference in the Registration Statement, each Preliminary Prospectus and the Prospectus relating to the investigation of the Company by the Commission do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

          (l) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (m) Neither the Company, nor to the Company's knowledge, any of its affiliates, directly or indirectly, has taken or may take any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (n) PricewaterhouseCoopers LLP, who certified the financial statements and any supporting schedules thereto included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder. Arthur Andersen LLP, who certified the consolidated financial statements of True North Communications Inc. for the three years ended December 31, 2000, were, at the times when such financial statements were prepared and certified and when the most recent consent with respect to such financial statements was filed with the Commission, independent public accountants within the meaning of the Act.

          (o) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data incorporated by reference in the Registration Statement and the Prospectus fairly present, on the basis stated therein, the information included therein.

          (p) Except as set forth or contemplated in the Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, on a consolidated basis, (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) of the Company and its consolidated subsidiaries provide reasonable assurance that material information relating to the Company and its consolidated subsidiaries is made known to the Company's principal executive and financial officers and, based on an evaluation conducted not earlier than September 30, 2003, except as set forth in the Registration Statement, each Preliminary Prospectus and the Prospectus, there are no significant deficiencies or weaknesses in such internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and other information required to be disclosed in the reports filed or furnished by the Company pursuant to the Exchange Act.

          (q) Except as disclosed in the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

          (r) Since July 30, 2002, the Company has not, directly or indirectly (through any subsidiary or otherwise), extended or maintained credit, or arranged for or renewed an extension of credit, in the form of a personal loan to any director or officer, except to the extent permitted under
     Section 13 of the Exchange Act.

          (s) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale.

          (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $48.375 per share of Preferred Stock, the number of Firm Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Option Securities at the same purchase price as the Underwriters paid for the Firm Securities, to the settlement date for the Option Securities (the "Settlement Date"). The option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. The option may be exercised in whole or in part at any time (but not more than once) not less than three Business Days prior to the 30th day after the date of the Closing Date upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the Underwriters are exercising the option and the Settlement Date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The Settlement Date for the Option Securities, if any, shall not be more than 30 days after the Closing Date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as the Representatives shall deem advisable.

          3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day prior to the Closing Date) shall be made at 10:00 A.M., New York City time, on December 19, 2003, or at such time on such later date (not more than three Business Days after the foregoing date) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the second Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be three Business Days after exercise of said option), for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Settlement Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. Agreements. The Company agrees with each Underwriter that:

          (a) The Company will furnish to each Underwriter and to counsel for the Underwriters, without charge, during the period referred to in paragraph (d) below, as many copies of the Prospectus and any amendments and supplements thereto as it may reasonably request.

          (b) The Company will advise the Representatives promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the lifting or removal of such order as soon as possible. If it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the Securities may be sold, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and the Company will advise the Representatives promptly and, if requested, will confirm such advice in writing, when any such post-effective amendment has become effective.

          (c) The Company will file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act during the period referred to in paragraph (d) below.

          (d) The Company will not amend or supplement the Registration Statement or the Prospectus, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Securities by the Underwriters (as determined by the Underwriters and communicated to the Company), the Company will not file any document under the Exchange Act that is incorporated by reference in the Registration Statement or the Prospectus unless, at a reasonable time prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Registration Statement or the Prospectus shall have been filed with the Commission.

          (e) If at any time prior to the completion of the distribution of the Securities by the Underwriters (as determined by the Representatives), any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Prospectus to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (d) of this Section 4, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and
     (iii) will supply any supplemented or amended Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

          (f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (g) The Company will make generally available to its security holders, and to deliver to the Representatives, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than March 16, 2005.

          (h) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

          (i) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (j) The Company will not for a period of 90 days following the Execution Time, without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company, directly or indirectly of, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
     Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction; provided, however, that (i) the Company may issue and sell Common Stock or issue options for the purchase of its Common Stock, and file related registration statements, pursuant to any employee stock incentive plan or outside director stock incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (ii) the Company may issue Common Stock issuable upon the conversion or exchange of securities or the exercise of warrants or options outstanding at the Execution Time, or hereafter granted under the Company's stock incentive plans that exist as of the Execution Time, (iii) the Company may issue and sell the Securities and the Common Stock upon conversion of the Securities and do other acts contemplated by this Agreement, (iv) the Company may issue and sell the Common Stock as contemplated in the Prospectus, (v) the Company may issue Common Stock as consideration for purchases or acquisitions of other businesses or entities, provided, however, that any such Common Stock issued as consideration for any such purchases or acquisitions entered into during the 90-day period following the Execution Time shall amount in the aggregate to no more than $15 million; (vi) the Company may issue Common Stock as part of any deferred payment to be made under and in accordance with any acquisition-related agreement or any obligation to issue Common Stock in connection with contractual put or call obligations either existing at the Execution Time or entered into during the 90-day period following the Execution Time, provided, however, that Common Stock issued as obligations for any such deferred payment or obligations entered into during such 90-day period shall amount in the aggregate, including amounts paid under clause (v) hereof, to no more than $15 million, (vii) the Company may pay dividends on the Securities in shares of Common Stock,
     (viii) the Company may issue Common Stock in connection with the settlement of litigation matters ongoing at the Execution Time as agreed to by the Company and the Representatives on the date hereof, and (ix) the Company may file registration statements or amendments thereto in respect of the 4.5% Convertible Senior Notes Due 2023 (the "4.5% Notes") of the Company and shares of Common Stock issuable upon conversion of the 4.5% Notes.

          (k) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (l) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion rate of the Securities.

          (m) The Company will use its best efforts to cause the Securities and the Common Stock issuable upon conversion thereof to be listed on the New York Stock Exchange (the "NYSE").

          (n) The Company will cause the Certificate of Designations to be filed with the Commission and the Secretary of State of the State of Delaware in a timely manner.

          (o) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Certificate of Designations and the issuance of the Securities; (ii) the preparation, printing or reproduction of the Registration Statement, the Preliminary Prospectus and the Prospectus and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus and the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Underwriters; (v) the printing (or reproduction) and delivery of this Agreement, any Blue Sky memorandum, the closing documents and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states or foreign laws and any other jurisdictions specified pursuant to Section 4(f) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification);
     (vii) the listing of the Securities and the underlying Common Stock issuable upon conversion thereof on the NYSE; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities;
     (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company;
     (x) any filing for review of the public offering of the Securities by the NASD, including reasonable legal fees and the filing fees and other disbursements of counsel to the Underwriters with respect thereto; (xi) the fees and disbursements of any transfer agent or registrar for the Securities; and (xii) all other costs and reasonable expenses incident to the performance by the Company of its obligations hereunder.

          (p) The Company will apply the proceeds from the sale of the Securities in the manner described in the Prospectus.

          (q) Prior to the completion of the distribution of the Securities, the Company will promptly notify the Representatives of any material development relating to any investigation of the Company conducted by the Commission, including the discovery of any new or additional information that in the opinion of the Company may reasonably be expected to affect the outcome of such investigation.

          5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time, the Closing Date and any Settlement Date to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have requested and caused Cleary, Gottlieb, Steen & Hamilton, counsel for the Company, to furnish to the Representatives its opinion and letter, dated the Closing Date and, as applicable, the Settlement Date and addressed to the Representatives, to the effect set forth in Exhibit A-1.

          (b) The Company shall have requested and caused Nicholas J. Camera, Esq., the General Counsel of the Company, to furnish to the Representatives his opinion and letter, dated the Closing Date and, as applicable, the Settlement Date and addressed to the Representatives, to the effect set forth in Exhibit A-2.

          (c) The Representatives shall have received from Shearman & Sterling LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and, as applicable, the Settlement Date and addressed to the Representatives, with respect to certain of the matters referred to in paragraphs 1, 3, 4, 6 and 7 of Exhibit A-1, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling it to pass upon such matters.

          In addition, such counsel shall state that (A) the Registration Statement, as of the date of this Agreement, and the Prospectus, as of its date, appear on their faces to have been appropriately responsive in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder; and (B) such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus (excluding the documents incorporated by reference) were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, no fact has come to the attention of such counsel that gave such counsel reason to believe that (i) the Registration Statement, as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, as of its date and the Closing Date (and, if applicable, the Settlement Date), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the chief financial officer of the Company and the treasurer or the controller of the Company, dated the Closing Date and, as applicable, the Settlement Date, to the effect that the signers of such certificate have carefully examined the Prospectus, any amendment or supplement to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date and, as applicable, the Settlement Date, with the same effect as if made on the Closing Date and, as applicable, the Settlement Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and, as applicable, the Settlement Date; and

               (ii) since the date of the most recent financial statements included in the Prospectus (exclusive of any amendment or supplement thereto filed subsequent to the date of this Agreement), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto filed subsequent to the date of this Agreement).

          (e) The Underwriters shall have received on (i) the date hereof and
     (ii) the Closing Date and, as applicable, the Settlement Date, a letter, dated such date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLC, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, and each such letter shall use a "cut-off date" not earlier than three days prior to the date of such letter.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto filed subsequent to the date of this Agreement), there shall not have been (i) any change in the capital stock, any increase in long-term debt or any decrease in consolidated net current assets (working capital) or stockholders' equity, or any decreases in total consolidated net sales, income from operations or net income, of the Company with respect to the period subsequent to September 30, 2003 other than as set forth in the letter referred to in Section 5(e) hereof; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto filed subsequent to the date of this Agreement) the effect of which, in any case referred to in clause (i) or
     (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto filed subsequent to the date of this Agreement).

          (g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (i) The Company shall have caused the Securities and the shares of Common Stock initially issuable upon conversion of the Securities to be approved for listing, subject to issuance, on the NYSE.

          (j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto from each of the directors and officers of the Company identified in Exhibit C hereto addressed to the Representatives.

          (k) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full Business Day after the date of this Agreement and any Rule 462(b) Registration Statement required in connection with the offering and sale of the Securities shall have been filed and become effective no later than 10:00 p.m., New York City time, on the date of this Agreement.

          If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 5 will be delivered at the office of counsel for the Underwriters, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, prior to 9 A.M. on the Closing Date and any Settlement Date.

          6. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will promptly reimburse the Underwriters severally through UBS Securities LLC for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          7. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Registration Statement, each Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, under the heading "Underwriting" in the fourth paragraph under the table relating to electronic delivery of prospectus supplements, the first paragraph under the heading "- Commissions and Discounts" relating to the selling concession and the paragraphs under the heading "- Price Stabilization, Short Positions" relating to stabilizing transactions, short sales, penalty bids and syndicate covering transactions in the Preliminary Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, each Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest;
     (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party;
     (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, then the indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 60 Business Days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          8. Default by an Underwriter.

          (a) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in
     Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

          (b) Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Securities hereunder unless all of the Firm Securities are purchased by the Underwriters (or by substituted Underwriters selected by the Company with the approval of the Representatives). The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

          9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in any of the Company's securities shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared by federal, Delaware or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto filed subsequent to the date of this Agreement).

          10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the indemnified persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

          11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) UBS Securities LLC, 299 Park Avenue, New York, NY 10171 Attention: Syndicate Department; (ii) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013
Attention: General Counsel, and (ii) J.P. Morgan Securities Inc., Syndicate Desk at 277 Park Avenue, 9th Floor, New York, NY 10172 Attention: Henry K. Wilson (Fax: (212) 622-8358) or, if sent to the Company, will be mailed, delivered or telefaxed to facsimile number (212) 399-8280 and confirmed to it at (212) 399-8021, attention of General Counsel, with a copy mailed, delivered or telefaxed to Barry M. Fox (fax no. (212) 225-3999) at Cleary, Gottlieb, Steen & Hamilton.

          12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

          13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

          15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          16. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          "By-Laws" shall mean the by-laws of the Company as amended through July 31, 2003.

          "Commission" shall mean the Securities and Exchange Commission.

          "Common Stock" shall mean the Company's common stock, par value $0.10 per share.

          "Credit Agreements" shall mean the 364-Day Credit Agreement, dated May 16, 2002, among the Company, the initial lenders named therein, and Citibank, N.A., as Administrative Agent, and the Five-Year Credit Agreement, dated June 27, 2000, among the Company, the initial lenders named therein and Citibank, N.A., as Administrative Agent, in both cases, as amended or supplemented from time to time.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Restated Certificate of Incorporation" shall mean the restated certificate of incorporation of the Company as amended through May 29, 2003.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

                                                     Very truly yours,


                                        THE INTERPUBLIC GROUP OF COMPANIES, INC.

                                        By:  /s/ Nicholas J. Camera
                                            --------------------------
                                            Name:  Nicholas J. Camera
                                            Title: Senior Vice President
                                                   General Counsel and Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

UBS SECURITIES LLC


By:  /s/ Kevin C. Cox
     ----------------------
     Name:  Kevin C. Cox
     Title: Managing Director



By:  /s/ Whit Williams
     ----------------------
     Name:  Whit Williams
     Title: Executive Directors


CITIGROUP GLOBAL MARKETS INC.


By:  /s/ Brett Dunk
     ----------------------
     Name:  Brett Dunk
     Title: Vice President

J.P. MORGAN SECURITIES INC.


By:  /s/ J. Andrew Sanford
     ----------------------
     Name:  J. Andrew Sanford
     Title: Managing Director

For themselves as Representatives
and on behalf of the other several
Underwriters named in Schedule I
to the foregoing Agreement

                                   SCHEDULE I


                                  Underwriters               Number of Firm
                                                            Securities to be
                                                                Purchased

UBS Securities LLC.......................................       1,625,000
Citigroup Global Markets Inc. ...........................       1,625,000
J.P. Morgan Securities Inc...............................       1,625,000
Banc of America Securities LLC...........................         373,750
Barclays Capital Inc.....................................         373,750
HSBC Securities (USA) Inc................................         373,750
Morgan Stanley & Co. Incorporated........................         373,750
ING Financial Markets LLC................................          65,000
McDonald Investment Inc., A KeyCorp Company..............          65,000
                                                           ---------------
         Total...........................................       6,500,000
                                                           ===============

                                                                     EXHIBIT A-1


             [FORM OF OPINION OF CLEARY, GOTTLIEB, STEEN & HAMILTON]



                                                               December 19, 2003


UBS Securities LLC
Citigroup Global Markets Inc.
J. P. Morgan Securities Inc.
As Representatives of the Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

          We have acted as special counsel to The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), in connection with the Company's offering pursuant to a registration statement on Form S-3 (No. 333-109384) of 6,500,000 shares of its 5 3/8% Series A Mandatory Convertible Preferred Stock, no par value, with a liquidation preference of $50.00 per share (the "Securities"), convertible into shares of Common Stock, par value $0.10 per share. Such registration statement, as amended when it became effective but excluding the documents incorporated by reference therein, is herein called the "Registration Statement;" the related prospectus dated November 20, 2003, as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Base Prospectus;" the prospectus supplement dated December 16, 2003, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the "Prospectus Supplement;" and the Base Prospectus and the Prospectus Supplement together are herein called the "Prospectus." This opinion letter is furnished to you pursuant to Section 5(a) of the underwriting agreement dated December 16, 2003 (the "Underwriting Agreement") between the Company and the several underwriters named in Schedule I thereto (the "Underwriters").

          In arriving at the opinions expressed below, we have reviewed the following documents:

(a)  an executed copy of the Underwriting Agreement;

(b) the Registration Statement and the documents incorporated by reference therein;

(c)  the Prospectus and the documents incorporated by reference therein;

(d)  a specimen of the Securities as executed by the Company;

(e) the Certificate of Designations, filed with the Secretary of State of the State of Delaware on December 17, 2003; and

(f) the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement, including copies of the Company's Restated Certificate of Incorporation and By-Laws, each as amended through December 17, 2003 and July 31, 2003, respectively, certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement) and
(ii) that the Securities conform to the form thereof that we have reviewed.

          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:


1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Company has corporate power to issue the Securities, to enter into the Underwriting Agreement and to perform its obligations thereunder.

3. The Securities have been duly authorized by all necessary corporate action of the Company, have been validly issued by the Company and are fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights to subscribe for the Securities under the Restated Certificate of Incorporation or By-Laws, each as amended, of the Company or the General Corporation Law of the State of Delaware (the "DGCL").

4. The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Restated Certificate of Incorporation or By-Laws, each as amended, of the Company or the DGCL to subscribe for the shares of Common Stock issuable upon the conversion of the Securities; and the shares of Common Stock into which the Securities are convertible at the initial conversion price have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion and, upon issuance thereof on conversion of the Securities in accordance with the terms of the Certificate of Designations will be validly issued, fully paid and nonassessable.

5. The Certificate of Designations has been duly authorized and adopted as an amendment to the Company's Restated Certificate of Incorporation and has been duly filed with the Secretary of State of the State of Delaware and has become effective as of December 17, 2003.

6. The statements set forth under the headings "Description of the Series A Mandatory Convertible Preferred Stock" and "Description of Common Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the Securities, the Certificate of Designations and the Restated Certificate of Incorporation, as amended, provide a fair summary of such provisions, and the statements made in the Prospectus under the heading "Certain U.S. Income Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Securities.

7. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

8. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations in the Underwriting Agreement and the Securities will not, (a) require any consent, approval, authorization, registration or qualification of or with any federal governmental authority or governmental authority of the State of Delaware or the State of New York that in our experience is normally applicable to general business entities in relation to transactions of the type contemplated by the Underwriting Agreement or the Securities, except such as have been obtained or effected under the Securities Act and the Securities Exchange Act of 1934, as amended (but we express no opinion relating to any state securities or Blue Sky laws), (b) result in a violation of the Restated Certificate of Incorporation or By-Laws, each as amended, of the Company, or (c) result in a violation of any United States federal, Delaware or New York state law or published rule or regulation that in our experience is normally applicable to general business entities in relation to transactions of the type contemplated in the Underwriting Agreement (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

9.        No registration of the Company under the U.S. Investment Company
Act of 1940, as amended, is required for the offer and sale of the Securities by the Company in the manner contemplated by the Underwriting Agreement and the Prospectus and the application of the proceeds thereof as described in the Prospectus.

          Insofar as the foregoing opinions relate to the valid existence and good standing of the Company, they are based solely on a certificate of good standing received from the Secretary of State of the State of Delaware and on a telephonic confirmation from such Secretary of State. Insofar as the foregoing opinions relate to the due filing and effectiveness of the Certificate of Designations, they are based solely on a certificate of amendment received from the Secretary of State of the State of Delaware. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company regarding matters of the federal law of the United States of America, the law of the state of New York or the law of the State of Delaware, that in our experience are normally applicable to general business entities in relation to the transactions contemplated in the Underwriting Agreement), and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the DGCL.

          We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                  Very truly yours,

                                  CLEARY, GOTTLIEB, STEEN & HAMILTON


                                  By
                                    --------------------------------------------
                                                             , a Partner

          [FORM OF 10B-5 LETTER OF CLEARY, GOTTLIEB, STEEN & HAMILTON]


                                                               December 19, 2003

UBS Securities LLC
Citigroup Global Markets Inc.
J. P. Morgan Securities Inc.
As Representatives of the Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171-0026



Ladies and Gentlemen:

          We have acted as special counsel to The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), in connection with the Company's offering pursuant to a registration statement on Form S-3 (No. 333-109384) of 6,500,000 shares of its 5 3/8% Series A Mandatory Convertible Preferred Stock, no par value, with a liquidation preference of $50.00 per share (the "Securities"), convertible into shares of Common Stock, par value $0.10 per share. Such registration statement, as amended when it became effective but excluding the documents incorporated by reference therein, is herein called the "Registration Statement;" the related prospectus dated November 20, 2003, as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Base Prospectus;" the prospectus supplement dated December 16, 2003, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the "Prospectus Supplement;" and the Base Prospectus and the Prospectus Supplement, together are herein called the "Prospectus." This letter is furnished to you pursuant to Section 5(a) of the underwriting agreement dated December 16, 2003 (the "Underwriting Agreement") between the Company and the several Underwriters named in Schedule I thereto (the "Underwriters").

          Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement and the Prospectus and the documents incorporated by reference therein are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the documents incorporated by reference therein (except to the extent expressly set forth in numbered paragraph 6 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid).

          However, in the course of our acting as special counsel to the Company in connection with its preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement and Prospectus, portions of certain of the documents incorporated by reference therein and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.

          Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

          (a) The Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. In addition, we do not know of any contracts of other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required.

          (b) The documents incorporated by reference in the Registration Statement and the Prospectus (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          (c) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d) No information has come to our attention that causes us to believe that the Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          We confirm to you that (based solely upon a telephonic confirmation from a representative of the Commission) that the Registration Statement is effective under the Securities Act and, to the best of our knowledge, no stop order with respect thereto has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. To the best of our knowledge, no order directed to any documents incorporated by reference in the Registration Statement or the Prospectus has been issued by the Commission and remains in effect, and no proceeding for that purpose has been instituted or threatened by the Commission.

          We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

                                 Very truly yours,


                                 CLEARY, GOTTLIEB, STEEN & HAMILTON


                                 By
                                   -------------------------------------
                                                        , a Partner
                                          --------------

                                                                     EXHIBIT A-2

                     [FORM OF OPINION OF NICHOLAS J. CAMERA]


                                                               December 19, 2003


UBS Securities LLC
Citigroup Global Markets Inc.
J. P. Morgan Securities Inc.
     As Representatives of the Underwriters
     c/o UBS Securities LLC
     299 Park Avenue
     New York, New York  10171-0026

Ladies and Gentlemen:

          I, Nicholas J. Camera, Senior Vice President, General Counsel and Secretary of The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company"), have served as counsel for the Company in connection with the Company's offering pursuant to a registration statement on Form S-3 (No. 33-109384) of 6,500,000 shares of its 5 3/8% Series A Mandatory Convertible Preferred Stock, no par value, with a liquidation preference of $50.00 per share (the "Securities"), convertible into shares of Common Stock, par value $0.10 per share. Such registration statement, as amended when it became effective but excluding the documents incorporated by reference therein, is herein called the "Registration Statement;" the related prospectus dated November 20, 2003, as first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Base Prospectus;" the prospectus supplement dated December 16, 2003, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the "Prospectus Supplement;" and the Base Prospectus and the Prospectus Supplement together are herein called the "Prospectus." This opinion letter is furnished to you pursuant to Section 5(b) of the Underwriting Agreement dated December 16, 2003 (the "Underwriting Agreement") between the Company and the several underwriters named in Schedule I thereto (the "Underwriters").

          In arriving at the opinions expressed below, I have reviewed the following documents:

(a)  an executed copy of the Underwriting Agreement;
(b) the Registration Statement and the documents incorporated by reference therein;

(c)  the Prospectus and the documents incorporated by reference therein;

(d)  a form of the Securities as executed by the Company;

(e) the Certificate of Designations, filed with the Secretary of State of the State of Delaware on December 17, 2003; and

(f) the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement, including copies of the Company's Restated Certificate of Incorporation and By-Laws, each as amended through December 17, 2003 and July 31, 2003, respectively, certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.

In addition, I have reviewed the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

          In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement).

          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

1. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus, including the documents incorporated by reference, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2. Each significant subsidiary, as defined in accordance with Regulation S-X promulgated under the Securities Act, ("Subsidiary") of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus, including the documents incorporated by reference, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so incorporated or qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

4. The shares of Common Stock outstanding on the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable.

5. The Securities have been duly authorized and executed by the Company and, when executed and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any security holder of the Company.

6. The shares of Common Stock reserved for issuance upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities and the Underwriting Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Common Stock in accordance with the Certificate of Designations will not be subject to any preemptive or similar rights.

7. The Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Underwriting Agreement may be limited under applicable law.

8. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, and the consummation of the transactions or actions contemplated by the Prospectus will not contravene any provision of applicable law or the Restated Certificate of Incorporation or By-Laws, each as amended, of the Company or, to the best of my knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary.

9. I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings fairly summarized in all material respects in the Prospectus, including the documents incorporated by reference, and proceedings which I believe are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement and to consummate the transactions contemplated by the Prospectus.

          Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) I have assumed that each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it, and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York, and, where necessary, the corporate laws of the State of Delaware.

          I am furnishing this opinion letter to you, as Representatives, solely for the benefit of the Underwriters in connection with the offering of the Securities. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                                                      Very truly yours,



                                                      Nicholas J. Camera

                                                                       EXHIBIT B

                                                               December 16, 2003

UBS Securities LLC
Citigroup Global Markets Inc.
J. P. Morgan Securities Inc.
As Representatives of the Underwriters
c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

          This letter is being delivered to you in connection with a proposed Underwriting Agreement (the "Underwriting Agreement") between The Interpublic Group of Companies, Inc., a Delaware corporation (the "Company") and each of you as representatives of a group of Underwriters named therein, whereby the Underwriters have agreed to purchase up to 7.475 million shares of the Company's 5 3/8% Series A Mandatory Convertible Preferred Stock, no par value, with a liquidation preference of $50.00 per share (the "Securities"), convertible into shares of common stock, par value $0.10 per share ("Common Stock"), of the Company pursuant to the Underwriting Agreement.

          In order to induce you and the other Underwriters to purchase the Securities pursuant to the Underwriting Agreement, the undersigned will not, without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, or file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement.

          Notwithstanding the foregoing, the undersigned may offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to result in the disposition of) Common Stock or any securities which are convertible into, exercisable, or exchangeable for Common Stock (i) as a bona fide gift, (ii) to any trust, family partnership or similar entity for the direct or indirect benefit of the undersigned, provided that trust, partnership or similar entity agrees to be bound by the restrictions set forth herein or (iii) to effect a cashless exercise of options to purchase Common Stock that are outstanding on the date of this letter or hereafter granted under the Company's existing stock incentive plans. The undersigned may also participate in the filing of any registration statement that the Company is permitted to file (or participate in the filing of) under Section 4(j) of the Underwriting Agreement.


          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                           Very truly yours,

                                           By:
                                              --------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT C

                 Directors Subject To The Obligation To Deliver
                    A Lock-Up Letter In The Form Of Exhibit B


David Bell

Frank J. Borelli

Reginald K. Brack

Jill M. Considine

Christopher Coughlin

John J. Dooner, Jr.

Richard A. Goldstein

H. John Greeniaus

Michael I. Roth

J. Phillip Samper